Exhibit 99.1

TRxADE GROUP, INC. Announces Exercise of Overallotment Option by Underwriters

TAMPA, FL – (February 24, 2020) – Trxade Group, Inc., (Nasdaq: MEDS)(“Trxade Group” or the “Company”), an integrated drug procurement, delivery and healthcare platform that enables price transparency and increased profit margins to healthcare buyers and sellers of pharmaceuticals, today announced the exercise by the underwriters of the Company’s previously announced firm commitment underwritten offering which closed on February 18, 2020, of their overallotment option and the purchase by such underwriters of 115,767 shares of common stock at the public offering price of $6.50 per share, less the underwriters’ discount of $0.52 per share, resulting in net pricing of $5.98 per share.

Trxade Group received gross proceeds of approximately $0.7 million from the sale of common stock from the underwriters’ exercise of their overallotment option, prior to deducting offering expenses. Trxade Group intends to use the net proceeds from the offering for working capital and general corporate purposes and possibly to fund acquisitions of other companies, products or technologies.

Dawson James Securities, Inc., Dougherty & Company LLC, and ViewTrade Securities, Inc. acted as the underwriters of the offering. Dawson James Securities, Inc. and Dougherty & Company LLC acted as co-book running managers.

The offering was made pursuant to a registration statement on Form S-1 (No. 333-235540) that was declared effective by the Securities and Exchange Commission (SEC) on February 13, 2020. A preliminary prospectus and final prospectus supplement relating to the offering were filed with the SEC and are available on the SEC’s website located at www.sec.gov. Copies of the prospectuses related to the offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, or toll free at 866.928.0928.

Schiff Hardin LLP served as counsel to the underwriters and The Loev Law Firm, PC served as counsel to the Company in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that enables price transparency and increased profit margins to healthcare buyers and sellers of pharmaceuticals. Founded in 2010, Trxade Group is comprised of three synergistic operating platforms; the Trxade B2B trading platform with 11,900 registered pharmacies, licensed virtual Wholesale and Mail Order Pharmacy delivery capabilities using DelivMeds app. For additional information, please visit us at http://www.trxade.com

Forward-Looking Statements

Certain statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to us and our operations are described in the “Risk Factors” sections of our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.

Investor Relations:

Christi Justi

800-261-0281

IR@trxade.com

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